Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of LifeMD, Inc. (the “Company”) on Forms S-1 (File Nos. 333-255586 and 333-250985), Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 333-255586), Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 333-250985) and Form S-3 (File Nos. 333-256911 and 333-258143) of our report dated March 7, 2022, with respect to our audit of the consolidated financial statements of LifeMD, Inc. as of December 31, 2021 and for the year ended December 31, 2021, which report is included in this Annual Report on Form 10-K of LifeMD, Inc. for the year ended December 31, 2022. We were dismissed as auditors on September 1, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference for the periods after the date of our dismissal.

/s/ Friedman LLP

Friedman llp

Marlton, New Jersey

March 22, 2023